DEMAND PROMISSORY NOTE

$65,000.00                                                        April 17, 2000


     On demand, the Undersigned, for value received promises to pay to the order of TravelNow.com Inc., a Florida Corporation, at its office at 318 Park Central East, Suite 418, Springfield, MO 65806, together with interest thereon from the date hereof until paid at the rate of 8.0% per annum until demand and at the rate of 8.0% per annum after demand, all interest being payable annually.



                                               /s/ Jeffrey A. Wasson
                                               ----------------------------
                                               Jeffrey A. Wasson